UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 29, 2016 (January 27, 2016)

TriplePoint Venture Growth BDC Corp.

(Exact name of registrant as specified in its charter)

Maryland	814-01044	46-3082016
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

TriplePoint Venture Growth BDC Corp. 2755 Sand Hill Road, Suite 150 Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 854-2090

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 — Entry into a Material Definitive Agreement.

On January 28, 2016, TriplePoint Venture Growth BDC Corp. (the “Company”) issued a press release announcing that it had amended its Receivables Financing Agreement, dated as of February 21, 2014 and as amended on June 30, 2014, July 18, 2014, August 8, 2014 and November 18, 2014 (the “Credit Facility”), by executing a letter agreement, dated January 27, 2016 (the “Amendment”), by and among TPVG Variable Funding Company LLC, as borrower, Portfolio Financial Servicing Company, as backup collateral manager, Deutsche Bank AG, New York Branch, as administrative agent, Deutsche Bank Trust Company Americas, as paying agent, the lenders from time to time parties thereto, the agents for the lender groups from time to time parties thereto, and U.S. Bank National Association, as custodian. The Amendment (i) reduced the applicable margin above the base rates specified in the Credit Facility from 3.50% to 3.00%, and (ii) extended the revolving period of the Credit Facility from February 21, 2016 to February 21, 2018 and the maturity date of the Credit Facility from February 21, 2017 to February 21, 2019. Borrowings under the Credit Facility are subject to its various covenants and the leverage restrictions contained in the Investment Company Act of 1940, as amended.

A copy of the press release is attached hereto as Exhibit 99.1, and a copy of the Amendment is attached hereto as Exhibit 10.1. The foregoing description is qualified in its entirety by reference to the full text of the press release and the Amendment, which are incorporated herein by reference.

ITEM 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information contained in Item 1.01 to this current report on Form 8-K is by this reference incorporated in this Item 2.03.

ITEM 9.01 — Financial Statements and Exhibits.

d) Exhibits.

Exhibit 10.1	The Amendment to the Credit Facility, dated January 27, 2016.

Exhibit 99.1	Press Release, dated January 28, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TriplePoint Venture Growth BDC Corp.

By:	/s/ James P. Labe
James P. Labe
Chief Executive Officer

Date: January 29, 2016

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